Schedule A

to the

Sub-Advisory Agreement

by and between

Roundhill Financial, Inc.

And

Exchange Traded Concepts LLC

As of June 25, 2025

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, calculated daily and paid monthly, at an annual rate based on the accumulative average daily net assets of each fund (whether that fund is a series of Roundhill ETF Trust or another trust) that ETC sub-advises and Roundhill is the investment adviser (or the Fund Sponsor), and subject to a minimum annual fee as follows:

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 Target 10 Managed Distribution ETF
Roundhill S&P 500 Target 20 Managed Distribution ETF
Roundhill GLP-1 & Weight Loss ETF
Roundhill Uranium ETF
Roundhill S&P 500 No Dividend Target ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Video Games ETF
Roundhill Cannabis ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Ball Metaverse ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill China Dragons ETF
Roundhill Weekly T-Bill ETF
Roundhill Humanoid Robotics ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Magnificent Seven ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Bitcoin Covered Call Strategy ETF
Roundhill Daily 2X Long Magnificent Seven ETF
Roundhill Ether Covered Call Strategy ETF
Roundhill Daily 2X Long China Dragons ETF
Roundhill AAPL WeeklyPayTM ETF
Roundhill AMD WeeklyPayTM ETF
Roundhill AMZN WeeklyPayTM ETF
Roundhill COIN WeeklyPayTM ETF
Roundhill GOOGL WeeklyPayTM ETF
Roundhill META WeeklyPayTM ETF
Roundhill MSFT WeeklyPayTM ETF
Roundhill PLTR WeeklyPayTM ETF
Roundhill NVDA WeeklyPayTM ETF
Roundhill TSLA WeeklyPayTM ETF
Roundhill Magnificent Seven Covered Call ETF
Roundhill ABNB WeeklyPayTM ETF
Roundhill ARM WeeklyPayTM ETF
Roundhill ASML WeeklyPayTM ETF
Roundhill AVGO WeeklyPayTM ETF
Roundhill BABA WeeklyPayTM ETF
Roundhill BRKB WeeklyPayTM ETF
Roundhill COST WeeklyPayTM ETF
Roundhill CRWD WeeklyPayTM ETF
Roundhill DKNG WeeklyPayTM ETF
Roundhill HOOD WeeklyPayTM ETF
Roundhill LMT WeeklyPayTM ETF
Roundhill MSTR WeeklyPayTM ETF
Roundhill NFLX WeeklyPayTM ETF
Roundhill RDDT WeeklyPayTM ETF
Roundhill SHOP WeeklyPayTM ETF
Roundhill SPOT WeeklyPayTM ETF
Roundhill TSM WeeklyPayTM ETF
Roundhill UBER WeeklyPayTM ETF
Roundhill XOM WeeklyPayTM ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 0DTE Covered Call Strategy ETF
Roundhill Innovation-100 0DTE Covered Call Strategy ETF
Roundhill Russell 2000 0DTE Covered Call Strategy ETF